                                                                   EXHIBIT 14(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-6 (File No. 33-2625) for the Nationwide Provident VLI Separate Account 1 (formerly Provident Mutual Variable Life Separate Account), of the following reports:


     1. Our report dated January 18, 2002 on our audits of the financial statements of Provident Mutual Life Insurance Company and Subsidiaries as of December 31, 2001 and for each of the two years in the period ended December 31, 2001.


     2. Our report dated January 18, 2002 on our audits of the financial statements of the Provident Mutual Variable Life Separate Account (comprising twenty-eight subaccounts) for the year ended
          December 31, 2001.


     We also consent to the reference to our Firm under the caption "Experts".




/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 24, 2003